                                                                    Exhibit 10.7

                             REIMBURSEMENT AGREEMENT


         This Reimbursement Agreement (the "Agreement") is made and entered into as of February ___, 2000 by and between SOLVAY AMERICA, INC., a Delaware corporation ("Solvay"), and DURAMED PHARMACEUTICALS, INC., a Delaware corporation ("Duramed").

         A. Duramed has requested that The Provident Bank ("Lender"), an Ohio banking corporation, make a loan to Duramed in the original principal amount of $20,000,000 (the "Loan");

         B. The Lender has agreed to make the Loan provided that Solvay guarantees the repayment of the Loan;

         C. As a condition to Solvay guaranteeing to Lender the repayment of the Loan by Duramed, Solvay is requiring that Duramed reimburse Solvay the full amount of any payment made by Solvay to Lender pursuant to its guaranty of the obligation of Duramed to repay the Loan to Lender;

         D. In consideration of Duramed's agreement to reimburse Solvay for any payment made by Solvay to Lender pursuant to its guaranty of the obligation of Duramed to repay the Loan to Lender, Solvay and Duramed desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises, of the agreements of Solvay and Duramed contained herein, and of the making of the Loan by Lender to Duramed, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. The following terms, as used herein, have the following meaning:

         "Agreement" means this Reimbursement Agreement, as the same may from time to time be amended, supplemented, or extended, including all exhibits hereto and any other documents executed and delivered as a part hereof.

         "Business Day" means a day of the year, other than (i) a Saturday, Sunday or legal holiday on which banking institutions in the State of Ohio are authorized or required by law to close or (ii) a day on which The New York Stock Exchange is closed.

         "Default Rate of Interest" means a rate per annum equal to the sum of the Prime Rate plus four (4) percentage points (computed on the basis of a year of 360 days and the actual number of days elapsed).

         "Dollars" and the sign "$" mean freely transferable money of the United States of America.

         "Event of Default" shall mean any of the events specified in Article VI of this Agreement, provided that any requirement for the giving of notice or for the lapse of time has been satisfied in connection with such event.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "Guaranty" shall mean a certain Guaranty Agreement executed by Solvay in favor of Lender of even date herewith.

         "Guaranteed Documents" is defined in Section 2.01 of this Agreement.

         "Loan" is defined in paragraph A of the preamble hereof.

         "Obligations" is defined in Section 2.01 of this Agreement.

         "Person" means an individual, a corporation, a partnership, an association, a trust or trustee thereof or any other entity, fiduciary or organization, including a government or political subdivision thereof.

         "Prime Rate" means such rate of interest as publicly announced from time to time by Provident as its prime rate, which may not be Provident's lowest rate of interest charged to borrowers, such rate changing automatically and immediately from time to time effective as of the effective date of each such announced change.

                                   ARTICLE II
                                    GUARANTY

         Section 2.01.  Guaranty.

         Solvay has executed in favor of Lender the Guaranty of even date herewith pursuant to which Solvay guarantees the prompt and punctual payment and performance, as the case may be, of the Obligations (as defined in the Guaranty) of Duramed to Lender under the Guaranteed Documents (as defined in the Guaranty) as more particularly provided in the Guaranty.

         Section 2.02.  Reimbursement and Other Payments.

         (a) Demand for Payment. If (i) Solvay makes any payment to Lender pursuant to the Guaranty in order to satisfy an Obligation of Duramed to Lender then due and unpaid or (ii) Solvay pays any third party in order to cause the performance of any Obligation of Duramed to Lender then due and unperformed, Solvay shall, unless prohibited by any law, regulation or judicial or administrative order, notify Duramed, and in the case of payments to third parties, shall provide to Duramed reasonable evidence of the payment of such expense and the purpose of the expenditure. Within five (5) days following the receipt of such notice, Duramed shall pay, and unconditionally promises to pay, without offset, statement, withholding or other reduction whatsoever, Solvay the amount of such payment, together with interest on such amount at the Default Rate of Interest accruing from and after the date of receipt of such notice.

         Section 2.03. Payment on Non-Business Days. Whenever any payment to be made hereunder by Duramed shall be stated to be due on a day which is not a Business Day, such payment shall be made on or before the preceding Business Day.

                                   ARTICLE III
                             CONDITIONS OF ISSUANCE

         Section 3.01. Conditions Precedent to this Agreement. The obligation of Solvay to enter into this Agreement is subject to the condition precedent that Solvay shall have received on or before the date hereof the following addressed to Solvay, in form and substance reasonably satisfactory to Solvay:

         (a) A certificate of the Secretary or Assistant Secretary of Duramed, certifying the accuracy and completeness of copies of the resolutions or actions by unanimous written consent of the board of directors of Duramed authorizing or ratifying the execution, delivery and performance of this Agreement and the Other Loan Documents.

         (b) A certificate of the Secretary or Assistant Secretary of Duramed certifying the names and true signatures of the officers or other representatives of Duramed authorized to sign this Agreement and the Other Loan Documents.

         (c) Opinion of counsel for Duramed, addressed to Solvay, in substantially the form of Exhibit A hereto.

         (d) Executed copies of this Agreement.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties of Duramed. Duramed hereby represents and warrants to Solvay as follows:

         (a) Except as previously disclosed to Solvay in writing, Duramed has filed all Federal, state and local tax returns required to be filed and has paid all taxes shown to be due on such returns, and has made provision for all liabilities not so paid or accrued under returns not yet due. Except as previously disclosed to Solvay in writing, Duramed has no knowledge of any pending assessments or adjustments to its taxes payable with respect to any year.

         (b) Duramed's obligations under this Agreement are not subordinate in any manner to any other obligation of Duramed.

         (c) There is no claim, action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation, at law or in equity, before or by any judicial or administrative court, governmental agency, public board or body, pending or, to the best of Duramed's knowledge, threatened against or affecting, or involving the properties or businesses, or any securities of, Duramed nor, to the best of Duramed's knowledge, is there any basis therefor, (i) contesting the existence or powers of Duramed or the authority of its directors, officers, or partners, as the case may be, or (ii) wherein an unfavorable decision, ruling or finding would in any way adversely affect Duramed's ability to carry out its obligations under this Agreement.

         (d) The transactions contemplated by this Agreement have not been entered into by Duramed in contemplation of Duramed's insolvency and neither have such transactions been entered into with the intent of Duramed to hinder, delay or defraud the equityholders or the creditors of Duramed.

         (e) Duramed is not regularly engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

                                    ARTICLE V
                              COVENANTS OF DURAMED

         Section 5.01. Financial Statements. (a) Duramed shall furnish to Solvay as soon as practical after the end of each calendar quarter, and in any event within 30 days thereafter, (i) a balance sheet of Duramed as at the end of such calendar quarter, (ii) an income statement and a reconciliation of retained earnings for Duramed for such calendar quarter, and (iii) a statement of cash flows for Duramed for such calendar quarter. All financial statements required to be furnished to Solvay pursuant to this Section 5.01(a) shall be in consolidated form, if applicable, and shall be in reasonable detail and certified by the chief financial officer of Duramed as having been prepared in accordance with GAAP, as being true, complete and correct in all material respects, and as presenting fairly the financial position, of Duramed as of the respective dates of such balance sheet and the results of its operations for the respective periods covered. On each occasion on which Duramed is required to furnish a financial statement to Solvay pursuant to this Section 5.01(a), Duramed shall also furnish to Solvay a certificate of Duramed's chief executive officer or chief financial officer that such officer has caused the provisions of this Agreement to be reviewed and, after reasonable investigation, has no knowledge of the occurrence of any event or condition which either constitutes or with the lapse of time or giving of notice or both would constitute an Event of Default, or if such officer has such knowledge, specifying such event or condition and what action Duramed has taken, is taking or proposes to take with respect thereto.

         (b) Within ninety (90) days after the last day of each fiscal year, Duramed shall furnish to Solvay a copy of its financial statements, audited by independent certified public accountants, including statements of financial condition as of the end of such fiscal year, and related statements of income and cash flows, a reconciliation of retained earnings and changes in financial condition for the fiscal year then ended, setting forth in comparative form the corresponding figures as of the end of or for the previous fiscal year, all in reasonable detail and all in conformity with GAAP. Duramed shall also furnish promptly to Solvay such other information respecting the business, properties, condition or operations, financial or otherwise, of Duramed as Solvay may reasonably request. If an Event of Default shall have occurred and be continuing, Solvay may require any financial statements required by this subsection to be audited and certified by independent certified public accountants.

         Section 5.02. Deliver Notice. Forthwith upon learning of any of the following, Duramed shall deliver written notice thereof to Solvay, describing the same and the steps being taken by Duramed with respect thereto:

         (a) the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both;

         (b) any action, suit or proceeding, by it or against it at law or in equity, or before any governmental instrumentality or agency, or any of the same which may be threatened, and which, if adversely determined, would materially impair the right or ability of Duramed to carry on its business or would materially impair the right or ability of Duramed to perform its obligations under this Agreement, or would materially and adversely affect its business, operations, properties, assets or condition;

         (c) any change in the name, address, identity or structure of Duramed;
or

         (d) any uninsured or partially uninsured loss through fire, theft, liability or property damage which may have an adverse material effect on Duramed's financial condition or operations.

         Section 5.03. Keep Books. Duramed shall keep true and proper books of records and accounts in which full and correct entries are made of all business transactions, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

         Section 5.04. Continued Existence. Duramed will remain in good standing and qualified to do business under all applicable state and Federal laws. Without the prior written consent of Solvay, Duramed will not dissolve or otherwise dispose of all or substantially all of its assets and will not voluntarily consolidate with or merge into any other entity or permit one or more entities to consolidate with or merge into it if the effect of such consolidation or merger is that Duramed's net worth will be lower immediately following such merger or consolidation than it was immediately prior to such merger or consolidation.

         Section 5.05. Amendment of Other Documents. Without the prior written consent of Solvay, Duramed shall not enter into or consent to any amendment or modification of the Guaranteed Documents. Duramed shall not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         Section 5.06. Affirmative Covenants. Unless the prior written consent of Solvay is first received, Duramed shall comply with all of the affirmative covenants contained on Exhibit B hereto, which are hereby incorporated herein by reference.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         Section 6.01. Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

         (a) Duramed shall fail to pay when due any amount payable pursuant to
Section 2.02 hereof; or

         (b) Duramed shall fail to furnish any financial statements required by
Section 5.01 when required by Section 5.01 and such failure shall continue for fifteen (15) days after notice thereof given as provided herein; or

         (c) Duramed shall fail to perform or observe any of the terms, covenants or agreements to be performed or observed by Duramed as set forth in this Agreement (other than the failures described in subsections (a) and (b) of this Section 6.01), and any such failure shall continue for thirty days after notice given as provided herein; or

         (d) Any representation or warranty made by Duramed herein or in any other document delivered in connection with this Agreement or any representation or warranty of any guarantor of the obligations of Duramed under this Agreement shall prove to have been incorrect in any material respect when made.

         Section 6.02. Remedies Upon an Event of Default. If (i) any Event of Default shall have occurred and be continuing and shall not have been specifically waived pursuant to Section 7.03 hereof, (ii) Lender shall have accelerated the maturity of the entire principal amount of the Obligations together with all interest accrued and unpaid thereon and demanded that Solvay pay the same and (iii) Solvay shall have paid the same, Solvay may declare the principal of all amounts owing under the Guaranteed Documents, together with interest thereon, to be forthwith due and payable to Solvay, regardless of any other specified maturity or due date, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and without the necessity of prior recourse to any security.

         The rights and remedies of Solvay under the terms and provisions of this Agreement and at law or in equity, shall be separate, distinct and cumulative, none of them shall be exclusive of the others, and Solvay may exercise all or any one of them successively or concurrently. No act of Solvay shall be deemed to be an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.01. Amendments; Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Duramed therefrom, shall in any event be effective unless the same shall be in writing and signed by Solvay, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 7.02. Notices. Except as otherwise provided herein, whenever notice is required to be given pursuant to the provisions hereof, such notice shall be in writing (including facsimile transmission) and shall be given as follows:

         (a) if to Duramed:  7155 Kemper Road
                             Cincinnati, Ohio 45249
                             Attention:  Chief Financial Officer

         (b) if to Solvay:   33 Richmond Avenue
                             Houston, Texas 77098
                             (713) 525-7818

         with copies to:     Attention:  Vice President and General Counsel


or to such other address as any Person listed in this Section may hereafter specify for the purpose by written notice to each other Person listed in this Section. Each such notice shall be effective and conclusively deemed received
(i) if given by certified or registered U.S. mail, when confirmation of delivery is received or when notice of refusal to accept delivery is received, (ii) if given by recognized overnight delivery service that in the ordinary course of its business maintains a record of receipts of each of its deliveries, when delivery is received or refused, or (iii) if hand delivered, when delivered at the address specified in this Section.

         Section 7.03. No Waiver; Remedies. No failure on the part of Solvay to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, unless as permitted under Section 7.03 hereof; neither shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 7.04. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         Section 7.05. Computations. Where the character or amount of any asset, liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP.

         Section 7.06. Further Assurances. Duramed shall do such further acts and things and execute and deliver to Solvay such additional assignments, agreements, powers and instruments, as Solvay may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto Solvay its rights, powers and remedies hereunder.

         Section 7.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 7.08. Binding Effect. This Agreement shall become effective when it shall have been executed by Duramed and Solvay and thereafter shall be binding upon and inure to the benefit of Duramed and Solvay and their respective successors and assigns. Solvay may assign to any financial institution all or any part of, or any interest (undivided or divided) in, its rights and benefits under this Agreement, and to the extent of that assignment such assignee shall have the same rights and benefits against Duramed hereunder as it would have had if such assignee were Solvay.

         Section 7.09. Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and Federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement are found by a court of law to be in violation of any applicable local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent, that the remainder of this Agreement shall be construed as if such provision or provisions were not contained herein and that the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

         Section 7.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, except to the extent that such laws would direct the application of the laws of a different state.

         Section 7.11. Heading. Section headings and captions in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

         Section 17.12. Solvay's Attorney Fees. As of the date of this Agreement, Duramed shall pay the reasonable fees of counsel hired by Solvay to negotiate this Agreement in connection with such negotiation by wire transfer to such counsel in accordance with wiring instructions furnished by such counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

Solvay:                              Duramed:

SOLVAY AMERICA, INC.                 DURAMED PHARMACEUTICALS, INC.


By /s/ Philip Uhrhan                 By /s/ Timothy J. Holt
  --------------------------------     ----------------------------------
Name   Philip Uhrhan                 Name   Timothy J. Holt
    ------------------------------       --------------------------------
Title Vice President Finance         Title
     -----------------------------        -------------------------------

                                    EXHIBIT A

                         FORM OF DURAMED COUNSEL OPINION

                                    EXHIBIT B
                              AFFIRMATIVE COVENANTS


                              Affirmative Covenants

         The following affirmative covenants are incorporated in the Reimbursement Agreement as if fully set forth therein:

         INSURANCE. Duramed shall maintain insurance upon all of its assets and business properties subject to the Security Documents (the "Property") and product liability insurance with responsible and reputable insurers of such character and amounts as are usually maintained by companies engaged in like business. All insurance policies shall be written for the benefit of Duramed and Solvay as their interests may appear and shall contain a provision requiring the insurance company to provide Solvay not less than thirty days' written notice prior to cancellation of any such policy. All insurance policies or certificates evidencing the same shall be furnished to Solvay.

         PAYMENT OF TAXES AND CLAIMS. Duramed shall pay all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

         COMPLIANCE WITH LAWS. Duramed shall comply in all substantial respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which they are subject or which are applicable to its business, properties and assets if noncompliance therewith would materially adversely affect such businesses; provided that (unless such contest or noncompliance would materially adversely affect such businesses) Duramed need not so comply if any such statute, law, ordinance, or governmental rule, regulation or order is currently being contested in good faith.


                                       B-1